Exhibit 3.2

BY-LAWS

OF

KIMBALL HILL, INC.

ARTICLE I
OFFICES

The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

ARTICLE II
SHAREHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the date designated by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the Chairman & Chief Executive Officer, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

SECTION 3. PLACE OF MEETING. All meetings of the shareholders shall be held at the principal office of the corporation, except that the board of directors, acting by unanimous vote or consent, may designate another place, either within or outside the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a meeting to consider a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman & Chief Executive Officer or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a meeting to consider a proposed merger or consolidation not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which may have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise specifically provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, unless voting rights as to such shares have been limited or denied.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the share so transferred.

Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares for a period not to exceed ten years by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of  examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 11. NO CUMULATIVE VOTING. In all elections for directors, there shall be no cumulative voting by any shareholder of any shares permitted to vote.

SECTION 12. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of  the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders entitled to vote with respect to the subject matter thereof owning such number of shares as may be required by law, the articles of incorporation or these by-laws to take such action, provided that the shareholders who sign such consent take all action that may be required by law in order for such consent to be valid and effective.

SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III
DIRECTORS

SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than five and not more than ten, as determined from time to time by the board of directors. Each director shall hold office until the later of (a) the next annual meeting of shareholders, or (b) the election and qualification of his successor. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by an amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETING. Special meetings of the board of directors may be called by or at the request of the Chairman & Chief Executive Officer or any director. Unless otherwise determined by resolution of the board of directors, special meetings shall be held at the principal office of the corporation.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered on the third day after deposit in the United States mail so addressed, with postage thereon prepaid. If notice is given by telefax, such notice shall be deemed to be delivered when the telefax is transmitted to the director’s telefax machine. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the number of directors then in office shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors is present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the articles of incorporation or these by-laws.

SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors.

SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors or any other action which may be taken at a meeting of the board of directors or a meeting of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with any third party.

SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. The corporation shall reimburse those directors who are not employees of the corporation for their expenses, if any, of attending meetings of the board. Reimbursement of such expenses shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be conclusively presumed to have assented to the action taken unless either (a) his dissent shall have been entered in the minutes of the meeting, or (b) before the adjournment of the meeting, he shall have filed his written dissent to such action with the person acting as the secretary of the meeting, or (c) within two days after the adjournment of the meeting, he shall have delivered his written dissent by registered mail to the Secretary of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 12. COMMITTEES. The board of directors may create committees (including for example and not by way of limitation, an executive committee, an audit committee and a compensation committee), each consisting of no less than two directors designated from time to time by the board of directors, which shall exercise such authority with respect to the management and direction of the corporation as may be specified from time to time by the board of directors. Unless otherwise provided by the board of directors, committees shall be subject to the following:

(a)           Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance with them, except as otherwise provided in the bylaws or required by law;

(b)           Appropriate provision shall be made for notice of meetings to all committee members;

(c)           A majority of the members of the committee shall constitute a quorum unless the committee shall consist of one or two member, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present at the meeting;

(d)           Any member of a committee may be removed at any time, with or without cause, by the board of directors, and any member of a committee may resign from a committee at any time by giving written notice to the Chairman & Chief Executive Officer of the corporation;

(e)           Any vacancy on a committee may be filled by action of the board of directors;

(f)            Each committee shall make periodic reports as appropriate to the board of directors.

SECTION 13. TELEPHONE AND SIMILAR MEETINGS. The board of directors and any committee established by the board may hold meetings, and the directors may participate in meetings, required or permitted under these by-laws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV
OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be a Chairman & Chief Executive Officer, one or more Vice Chairmen, a President, one or more Vice Presidents, a Chief

Financial Officer, a Treasurer, a Secretary, one or more Assistant Treasurers and Assistant Secretaries, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. CHAIRMAN & CHIEF EXECUTIVE OFFICER. Subject to the direction and control of the board of directors, the Chairman & Chief Executive Officer shall be the chief executive officer of the corporation and shall have the following general duties and responsibilities: be in overall charge of the business of the corporation; see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors, establish and communicate the mission, objectives, goals and operating principles applicable to all business operations of the corporation; and, in general, discharge all duties incident to the office of Chairman & Chief Executive Officer and such other duties as may be prescribed by the board of directors from time to time. The Chairman & Chief Executive Officer also shall preside at all meetings of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, the Chairman & Chief Executive Officer may execute for the corporation any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed.

SECTION 5. VICE CHAIRMEN. The Vice Chairman (or Chairmen) shall assist the Chairman & Chief Executive Officer in the discharge of his duties as the Chairman & Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or by the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, each Vice Chairman may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 6. PRESIDENT. The President shall assist the Chairman & Chief Executive Officer in the discharge of his duties as the Chairman & Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the Chairman &

Chief Executive Officer or by the board of directors. In the absence of the Chairman & Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman & Chief Executive Officer, and when so acting, shall have all the powers of the Chairman & Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, the President may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 7. VICE PRESIDENTS. Each of the Vice Presidents shall assist the Chairman & Chief Executive Officer in the discharge of his duties as the Chairman & Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors. In the absence of the President or in the event of his inability or refusal to act, the Vice Presidents in the order of seniority of tenure as Vice President (unless otherwise directed by the Chairman & Chief Executive Officer) shall perform the duties of the President, and when so acting, shall have all the powers of the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, each of the Vice Presidents may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the corporation. He shall have charge of and be responsible for the maintenance of adequate books of account for the corporation, have charge and custody of all funds and securities of the corporation and be responsible for the receipt and disbursement thereof, and perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors.

SECTION 9. TREASURER. The Treasurer shall be responsible for the corporation’s cash management systems and procedures and the corporation’s banking and finance relationships with lenders and investors, and shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors.

SECTION 10. SECRETARY. The Secretary shall record the minutes of meetings of the board of directors or actions taken by unanimous written consent of the board of directors, be custodian of the corporation’s records and the corporate seal (if any), sign with the Chairman & Chief Executive Officer or a Vice Chairman or the President or a Vice President or any other officer authorized by the board of directors any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, except when a different mode of execution is expressly prescribed by the board of directors, and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors.